UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 14, 2012

THE DOW CHEMICAL COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-3433 (Commission file number)	38-1285128 (IRS Employer Identification No.)

2030 DOW CENTER, MIDLAND, MICHIGAN 48674
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 989-636-1000

Not applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The Dow Chemical Company (the “Company”) is filing this Amendment No. 1 to Form 8-K (this “Amendment”) to amend its Current Report on Form 8-K filed on February 14, 2012 (the “Form 8-K”) with the Securities and Exchange Commission (the “Commission”).  The purpose of this Amendment is to refile Exhibit 99.1 that was originally filed with the Form 8-K to conform such exhibit to respond to comments received from the staff of the Commission on the confidential treatment request filed by the Company with respect to Exhibit 99.1.  Confidential treatment has been requested for certain portions of this agreement.  Omitted portions have been filed separately with the Commission.

This Amendment contains only the Cover Page to this Form 8-K/A, this Explanatory Note, Item 9.01, the Signature Page, Exhibit Index and Exhibit 99.1, as amended.  No other changes have been made to the Form 8-K.  This Amendment speaks as of the original filing date of the Form 8-K, does not reflect events that may have occurred subsequent to the original filing date, and does not modify or update in any way disclosures made in the original Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1
Shareholders’ Agreement, dated October 8, 2011, between Dow Saudi Arabia Holding B.V., an indirect wholly-owned subsidiary of the Company and Performance Chemicals Holding Company, a wholly-owned subsidiary of Saudi Arabian Oil Company (portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission as part of an application for confidential treatment pursuant to the Securities Exchange Act of 1934, as amended).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DOW CHEMICAL COMPANY
Registrant

Dated:  June 27, 2012

/s/ Ronald C. Edmonds
Ronald C. Edmonds

Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1
Shareholders’ Agreement, dated October 8, 2011, between Dow Saudi Arabia Holding B.V., an indirect wholly-owned subsidiary of the Company and Performance Chemicals Holding Company, a wholly-owned subsidiary of Saudi Arabian Oil Company (portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission as part of an application for confidential treatment pursuant to the Securities Exchange Act of 1934, as amended).